EXHIBIT 11

                               HOWELL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                               Year Ended December 31,
                                            1994       1993        1992
                                      (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE

Computation for Statement of Earnings

Reconciliation of net income per statement
  of earnings to amount used in calculation
  of earnings per share - assuming
  no dilution:
     Net earnings                          $2,883      $2,527     $   431
     Subtract - Dividend to preferred
       shareholders                         2,415       1,657           -
                                           ------      ------      ------
     Net earnings, as adjusted             $  468      $  870      $  431
                                           ======      ======      ======

Weighted average number of common
     shares outstanding                     4,837       4,823       4,811
                                           ======      ======      ======

Earnings per share - assuming no
   dilution <F1>                           $  .10      $  .18      $  .09
                                           ======      ======      ======

Additional Primary Computation

Net earnings, as adjusted per primary
     computation above                     $  468      $  870      $  431
                                           ======      ======      ======

Adjustment to weighted average number of
  shares outstanding:
     Weighted average number of shares
       outstanding per primary
       computation above                    4,837       4,823       4,811
     Add - Dilutive effect of outstanding
       options (as determined by
       application of the treasury stock
       method)                                 56          58          38
                                           ------      ------      ------
     Weighted average number of shares
       outstanding, as adjusted             4,893       4,881       4,849
                                           ======      ======      ======

Primary earnings per share, as adjusted    $  .10 <F2> $  .18 <F2> $  .09 <F2>
                                           ======      ======      ======

FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Earnings

Net earnings, as adjusted per primary
   computation above                         $468      $  870      $  431
                                           ======      ======      ======

Weighted average number of common shares
  outstanding, per primary computation
  above                                     4,837       4,823       4,811
                                           ======      ======      ======


Earnings per share - assuming full
   dilution <F1>                           $  .10      $  .18      $  .09
                                           ======      ======      ======


Additional Fully Diluted Computation

Additional adjustment to net earnings,
  as adjusted per fully diluted
  computation above:
     Net earnings, as adjusted per
       fully diluted computation above     $  468      $  870      $  431
     Add - Dividend to preferred
       shareholders                         2,415       1,657           -
                                           ------       -----      ------

     Net earnings, as adjusted             $2,883      $2,527      $  431
                                           ======      ======      ======

Additional adjustment to weighted
  average number of shares outstanding:
     Weighted average number of shares
       outstanding, per fully diluted
       computation above                    4,837       4,823       4,811
     Add - Dilutive effect of
       outstanding options (as determined
       by the application of the treasury
       stock method)                           56          59          49
     Weighted average number of shares
       issuable from assumed exercise
       of convertible preferred stock       2,091       1,530           -
                                           ------      ------      ------
     Weighted average number of common
       shares, as adjusted                  6,984       6,412       4,860
                                           ======      ======      ======

Fully diluted earnings per share           $  .41 <F3> $  .39 <F3> $  .09 <F2>
                                           ======      ======      ======


<F1>
These amounts agree with the reported amounts on the statements of earnings.
<F2>
This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
<F3>
This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.